Exhibit 21.1

SUBSIDIARIES

Entity Name	State of Incorporation	Doing Business As
Barrington Estates, LLC	Delaware
Camarillo Village Park, LLC	Delaware
CH Construction, Inc.	Delaware
CH Florida, Inc.	Delaware
East Concert Park, LLC	California
Hilltop Residential, Ltd.	Florida
HSP Arizona, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
HSP Tucson, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
HWB Construction, Inc.	Delaware
HWB Investments, Inc.	Delaware
Lagoon Valley Residential, LLC	California
LB/L-Duc II Franceschi, LLC	Delaware
LB/L-Duc III Antioch 330, LLC	Delaware
Menifee Development, LLC	California
Pala Village Investments, Inc.	Delaware
Parcel NLV 3.4, LLC	Nevada
Parcel NLV 4.1, LLC	Nevada
Parcel NLV 5.1, LLC	Nevada
Redwood Lofts, LLC	California
Residential Acquisition GP, LLC	Florida
S.P.S. Affiliates, Inc.	California
SP Colony Investments, Inc.	Delaware
SP Coppenbarger Investments, Inc.	Delaware
SP La Floresta, Inc.	Delaware
SP Ventura Investments, Inc.	Delaware
SPH Title, Inc.	Delaware
SPNS Golden Gate, LLC	Delaware
Standard Pacific 1, Inc.	Delaware
Standard Pacific 1, LLC	Delaware
Standard Pacific 2, Inc.	Delaware
Standard Pacific 2, LLC	Delaware
Standard Pacific 3, Inc.	Delaware
Standard Pacific 3, LLC	Delaware
Standard Pacific 4, Inc.	Delaware
Standard Pacific 4, LLC	Delaware
Standard Pacific 5, Inc.	Delaware
Standard Pacific 5, LLC	Delaware
Standard Pacific 6, Inc.	Delaware
Standard Pacific 6, LLC	Delaware
Standard Pacific 7, Inc.	Delaware
Standard Pacific 7, LLC	Delaware
Standard Pacific 8, Inc.	Delaware
Standard Pacific 8, LLC	Delaware
Standard Pacific 9, Inc.	Delaware
Standard Pacific Corp.	Delaware
Standard Pacific Investment Corp.	Delaware
Standard Pacific Mortgage, Inc.	Delaware
Standard Pacific of Arizona, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of Central Florida GP, Inc.	Delaware	Colony Communities, Standard Pacific Homes

Entity Name	State of Incorporation	Doing Business As
Standard Pacific of Central Florida, general partnership	Florida	Standard Pacific Homes
Standard Pacific of Colorado, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of Fullerton, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of Illinois, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of Jacksonville GP, Inc.	Delaware	Standard Pacific Homes
Standard Pacific of Jacksonville, a general partnership	Florida	Standard Pacific Homes
Standard Pacific of Las Vegas, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of Orange County, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of South Florida GP, Inc.	Delaware	Standard Pacific Homes
Standard Pacific of South Florida, general partnership	Florida	Standard Pacific Homes
Standard Pacific of Southwest Florida GP, Inc.	Delaware	Standard Pacific Homes
Standard Pacific of Southwest Florida, general partnership	Florida	Standard Pacific Homes
Standard Pacific of Tampa GP, Inc.	Delaware	Standard Pacific Homes
Standard Pacific of Tampa, general partnership	Florida	Standard Pacific Homes
Standard Pacific of Tampa, LLC	Delaware
Standard Pacific of Texas Inc.	Delaware	Standard Pacific, Standard Pacific Homes; Standard Pacific of Austin, Standard Pacific of Dallas, Standard Pacific of San Antonio, Standard Pacific of Texas
Standard Pacific of the Carolinas, LLC	Delaware	Standard Pacific Homes
Standard Pacific of Tonner Hills, LLC	Delaware
Standard Pacific of Tucson, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of Walnut Hills, Inc.	Delaware
StanPac Corp.	Delaware
Walnut Acquisition Partners, LLC	California
Westfield Homes USA, Inc.	Delaware	Standard Pacific Homes